EXHIBIT 4.3




              AMENDMENT NO. 2 TO THE REGISTRATION RIGHTS AGREEMENT


         THIS AMENDMENT NO. 2 to the Amended and Restated Registration Rights Agreement (dated August 25, 1993), as amended to date, is entered into as of the 30th day of October, 1996 between Brunswick Technologies, Inc. (the "Company") and each of the stockholders of the Company, as listed herein below (the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Stockholders and the Company entered into the Amended and Restated Registration Rights Agreement as of August 25, 1993 (the "Agreement"); and

         WHEREAS, the Company intends to acquire substantially all of the stock of Advanced Textiles, Inc. ("ATI") from Burlington Industries, Inc. ("BI") and Peter L. DeWalt (collectively, the "Sellers"); and

         WHEREAS, the Company has agreed to provide certain registration rights to the Sellers, with such registration rights to be substantially the same as the registration rights of the Stockholders; and

         WHEREAS, the Stockholders and the Company desire to amend the Agreement to allow the Company to provide substantially the same registration rights to the Sellers;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration expressed, the Company and each of the Stockholders agree as follows:

                  A. The Agreement is hereby amended effective as of the date hereof by (i) deleting the last sentence of Section 4(a) thereof and by substituting in lieu of said sentence the following:

                  "Notwithstanding  anything to the contrary  contained  herein,
         (i) no request may be made under this Section 4(a) within the Restricted Period (as defined below), and (ii) the Company will not be obligated to effect more than two (2) registrations under this Section 4(a).

                  For purposes of this Agreement, "Restricted Period" shall mean the period beginning on the effective date of a registration statement filed by the Company either: (x) for its own account pursuant to a firm commitment underwritten public offering, or (y) pursuant to a demand under Section 4(a) of the Registration Rights Agreement dated as of the date hereof among the Company, Burlington Industries, Inc. and Peter L. DeWalt, and ending on the earlier of the completion of the distribution pursuant to such registration statement or 120 days after such effective date."







         and (ii) deleting the last sentence of Section 4(c) and substituting in lieu thereof the following:

                  "Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders during the Restricted Period."

                  B. As hereby amended, the Agreement is ratified and confirmed in all respects.









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         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first written.





Brunswick Technologies, Inc.


By: ______________________________


__________________________________
  its _________________,
  thereunto duly authorized


STOCKHOLDERS:

North Atlantic Venture Fund, Limited
Partnership
  By: North Atlantic Capital Partners,
  Limited Partnership, General Partner

         By:
     ____________________________

     ____________________________,
     General Partner



Advanced Material Technologies Venture
Partners, Ltd.


By: ______________________________

__________________________________
  its _________________,
  thereunto duly authorized


Vetrotex CertainTeed Corporation

By: ______________________________


__________________________________
  its _________________,
  thereunto duly authorized









JHAM Limited Partnership

By:____________________________                 -------------------------------
                                                Martin S. Grimnes

-------------------------------,
  General Partner                               -------------------------------
                                                Donald W. Perkins

-------------------------------
Donald D. Notman, Sr.                           -------------------------------
                                                Dudley B. Follansbee

-------------------------------
Daniel A. Zilkha                                -------------------------------
                                                Lisa Anderson-Bisson

-------------------------------
Thomas N. Tureen                                -------------------------------
                                                John V. Busch

-------------------------------
Marilyn Kanefield                               -------------------------------
                                                Jurgen Kok

-------------------------------
Dodge D. Morgan                                 -------------------------------
                                                Herschel Sternlieb